Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 2021 Incentive Award Plan, 2021 Employee Stock Purchase Plan, 2014 Stock Incentive Plan, and 2008 Stock Incentive Plan of Ginkgo Bioworks Holdings, Inc. of our report dated May 14, 2021, with respect to the consolidated financial statements of Ginkgo Bioworks, Inc. included in the Amendment No. 2 to the Registration Statement (Form S-1 No. 333-258712) and related Prospectus filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Boston, Massachusetts

November 19, 2021